Exhibit 10.11

Axcelis Technologies, Inc.

Named Executive Officer Base Compensation at March 02, 2020

This Exhibit discloses the current understandings with respect to base compensation between Axcelis Technologies, Inc. (the “Company”) and each of:

•                  the Company’s principal executive officer (Mary G. Puma),

•                  the Company’s principal financial officer (Kevin J. Brewer), and

•                  the three most highly compensated other executive officers serving as executive officers at December 31, 2019.

These executive officers are referred to herein as “named executive officers” or “NEOs.”

Mary G. Puma and the Company have entered into a written agreement addressing a minimum level of base salary due to the executive. The Company’s Amended and Restated Employment Agreement with Ms. Puma (“Puma Employment Agreement”) is listed as an Exhibit to this Form 10-K.  Each of the other NEOs and the Company have entered into an Executive Separation Pay Agreement in which a termination without cause will entitle the executive to one year of separation pay.  The form of Executive Separation Pay Agreement is listed as an Exhibit to this Form 10-K.

The Company maintains that all executive officers, other than Ms. Puma, are employees at will and that the Company has no obligation to continue their employment, other in cases where such obligation arises under the Change of Control Agreements described in our Proxy Statement and filed as an Exhibit to this Form 10-K.

Rate of Base Pay

In the course of the employment relationship with each NEO, the Company communicates to the named executive officer the amount of base salary approved by the Compensation Committee of the Board of Directors, which compensation is subject to change in the discretion of the Compensation Committee of the Board of Directors (provided Ms. Puma’s employment agreement sets a minimum base pay amount). The following table sets forth the annual base salary as communicated to the named executive officers of the Company as in effect on March 2, 2020:

Named Executive Officer	Title	Rate of Annual Base Pay
Mary G. Puma	President and Chief Executive Officer	$615,000
Kevin J. Brewer	Executive VP and Chief Financial Officer	$392,000
John E. Aldeborgh	Executive VP, Global Customer Operations	$360,000
William Bintz	Executive VP, Engineering and Marketing	$330,000
Russell J. Low	Executive VP, Engineering	$330,000